UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2010 (March 16, 2010)

GROUP 1 AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner, Suite 500

Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

(713) 647-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2010, Group 1 Automotive, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $100.0 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2020 (the “Notes”) to J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Wells Fargo Securities Inc. (collectively, the “Initial Purchasers”), plus up to an additional $15.0 million of Notes to cover over-allotments. On March 22, 2010, the Company issued $100.0 million of the Notes. A copy of the Purchase Agreement is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.

The Notes are governed by an indenture, dated as of March 22, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.

Prior to 5:00 pm New York City time, on the business day immediately preceding September 15, 2019, the Notes will be convertible into cash and, if applicable, Common Stock based on a conversion rate of 25.8987 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $38.61 per share of Common Stock) subject to adjustment, under the following circumstances: (1) during any fiscal quarter (and only during that fiscal quarter) commencing after June 30, 2010 if the last reported sale price of the Company’s Common Stock is greater than or equal to 130% of the applicable conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate of the Notes on such day; and (3) upon the occurrence of specified corporate transactions set forth in the Indenture. On or after September 15, 2019, holders may convert each of their Notes at the applicable conversion rate at any time prior to 5:00 pm New York City time on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions. Upon conversion, a holder will receive an amount in cash and shares of the Company’s Common Stock, determined in the manner set forth in the Indenture. Upon any conversion of the Notes, the Company will deliver to converting holders a settlement amount comprised of cash and, if applicable, shares of Common Stock, based on a conversion value of the Notes determined by multiplying the then applicable conversion rate by a volume weighted price of the Common Stock on each trading day in a specified 25 trading day observation period (as defined in the Indenture). In general, as described more fully in the Indenture, converting holders will receive, in respect of each $1,000 principal amount of Notes being converted, the conversion value in cash up to $1,000 and the excess, if any, of the conversion value over $1,000 in shares of Common Stock.

The Notes will bear interest at a rate of 3.00% per year until maturity. Interest on notes will accrue from March 22, 2010. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2010. The Notes will mature on March 15, 2010, unless earlier converted or repurchased.

The Company may not redeem the notes prior to the maturity date.

The holders of the Notes who convert their Notes in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock. Additionally, in the event of a fundamental change, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date. The Company will pay cash for all Notes so purchased.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior indebtedness. The Notes will not be guaranteed by any of the Company’s subsidiaries and accordingly will be structurally subordinated to all of the indebtedness and other liabilities of the Company’s subsidiaries. The Notes will also be effectively subordinated to all of the Company’s secured indebtedness.

The Notes and shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon the conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to the Common Stock (the “Purchased Call Options”) with JPMorgan Chase Bank, National Association, London Branch and Bank of America, N.A. (the “Dealers”). The Company paid an aggregate amount of approximately $39.95 million to the Dealers for the Purchased Call Options. The Purchased Call Options cover, subject to customary anti-dilution adjustments, approximately 2.59 million shares of the Company’s Common Stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. A copy of the agreements relating to the convertible note hedge transactions (the “Purchased Call Option Confirmations”), attached hereto as Exhibits 4.3 and 4.4, respectively, are incorporated herein by reference, and are hereby filed; the description of the agreements in this report is a summary and is qualified in its entirety by the terms of the Purchased Call Option Confirmations.

The Company also entered into separate warrant transactions whereby, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, the Company sold to the Dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 2.59 million shares of the Common Stock (the “Sold Warrants”) at a strike price of $56.7360 per share of Common Stock. The Company received aggregate proceeds of approximately $25.49 million from the sale of the Sold Warrants to the Dealers. If, upon expiration of the Sold Warrants, the price per share of the Common Stock, as measured under the Sold Warrants, is greater than the strike price of the Sold Warrants, the Company will be required to issue, without further consideration, under each Sold Warrant a number of shares of Common Stock with a value equal to the amount of such difference. A copy of the agreements relating to the warrant transactions (the “Sold Warrant Confirmations”) attached hereto as Exhibits 4.5 and 4.6, are incorporated herein by reference, and are hereby filed; the description of the agreements in this report is a summary and is qualified in its entirety by the terms of the Sold Warrant Confirmations.

The Purchased Call Options and Sold Warrants are separate contracts entered into by the Company and each of the Dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. These Purchased Call Options are expected generally to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Purchased Call Options. The Sold Warrants could separately have a dilutive effect to the extent that the market value per share of the Company’s Common Stock exceeds the applicable strike price of the Sold Warrants.

The Sold Warrants and the underlying Common Shares issuable upon exercise of the Sold Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Item

4.1	Purchase Agreement, dated March 16, 2010, among Group 1 Automotive, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Wells Fargo Securities Inc.

4.2	Indenture related to the Convertible Senior Notes due 2020, dated as of March 22, 2010, between Group 1 Automotive, Inc. and Wells Fargo Bank, N.A., as trustee (including form of 3.00% Convertible Senior Note due 2020).

4.3	Base Call Option Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.4	Base Call Option Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

4.5	Base Warrant Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.6	Base Warrant Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

99.1	Press release of Group 1 Automotive, Inc., dated as of March 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010

Group 1 Automotive, Inc.

By:	/S/ DARRYL M. BURMAN
Name:	Darryl M. Burman
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Item

4.1	Purchase Agreement, dated March 16, 2010, among Group 1 Automotive, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Wells Fargo Securities Inc.

4.2	Indenture related to the Convertible Senior Notes due 2020, dated as of March 22, 2010, between Group 1 Automotive, Inc. and Wells Fargo Bank, N.A., as trustee (including form of 3.00% Convertible Senior Note due 2020).

4.3	Base Call Option Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.4	Base Call Option Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

4.5	Base Warrant Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, London Branch.

4.6	Base Warrant Confirmation dated as of March 16, 2010, by and between Group 1 Automotive, Inc. and Bank of America, N.A.

99.1	Press release of Group 1 Automotive, Inc., dated as of March 22, 2010.